UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2013 (September 11, 2013)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2013, the board of directors of Behringer Harvard Opportunity REIT II, Inc. (the “Company,” “we,” or “our”) approved an amendment of our bylaws to reduce the quorum required for stockholder meetings.  As amended, our bylaws provide that a quorum is one-third of all the votes entitled to be cast at a stockholder meeting instead of the 40% previously provided.  The amendment became effective immediately.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 11, 2013, we held our annual meeting of stockholders.  A total of 10,605,231 shares of our common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 40.7% of the total number of shares entitled to vote at the meeting.

At the annual meeting, our stockholders elected the seven nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified or until his or her earlier death, resignation, or retirement.  The votes cast with respect to each director were as follows:

Nominee	For	Abstain or Withheld
Robert S. Aisner	10,018,760	586,471
Michael J. O’Hanlon	10,021,152	584,079
Andreas K. Bremer	10,020,921	584,310
Michael D. Cohen	10,021,152	584,079
Diane S. Detering-Paddison	10,025,876	579,355
Cynthia Pharr Lee	10,023,168	582,063
Jeffery P. Mayer	10,021,415	583,816

No broker non-votes were cast in the election of directors.  No other proposals were submitted to a vote of the stockholders at the Company’s annual meeting of stockholders.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                               Amendment to Second Amended and Restated Bylaws of Behringer Harvard Opportunity REIT II, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: September 12, 2013	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Second Amended and Restated Bylaws of Behringer Harvard Opportunity REIT II, Inc.